Exhibit 99.1

LETTER OF INTENT

This non-binding Letter of Intent (the “LOI”) is entered into as of March 1, 2017 (the “Effective Date”) between Guardion Health Sciences, Inc., a Delaware corporation (“Guardion”), and VectorVision, Inc., an Ohio corporation (“VectorVision”), each hereinafter referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Parties desire to set forth in this LOI certain understandings regarding Guardion’s potential acquisition of VectorVision, which shall be non-binding, except for certain provisions as set forth below, and shall not commit either Party to consummate a transaction.

NOW THEREFORE, in consideration of the mutual promises and covenants made herein, and for other good and valuable consideration, the receipt of which is acknowledged, the Parties agree as follows:

1.       Acquisition. Guardion desires to acquire VectorVision through a stock purchase transaction whereby Guardion will issue a certain number of shares of Guardion Common Stock to acquire all issued and outstanding shares of all classes of VectorVision stock. The terms and conditions of which are intended to be reflected in a definitive agreement to be negotiated and entered into at a later date (the “Acquisition”).

2.       Non-Binding. The terms and conditions set forth herein do not constitute a binding offer or acceptance. This LOI is an expression of intent only, does not express the full agreement of the Parties, is subject to change, and is not binding on the Parties except where noted. The Parties do not intend to be legally bound until they enter into definitive agreements regarding the subject matter hereof. The completion of the Acquisition herein is subject to completion of due diligence to the mutual satisfaction of the Parties and other conditions precedent, as more fully set forth below.

3.       Consideration. The Acquisition is in intended to be a tax free exchange of securities.

4.       Management. In addition to his continuing role at VectorVision, it is the intent to elect David Evans to the Board of Directors of Guardion and to engage Dr. Evans to further develop the business and advance the technology of Guardion. Such agreement shall provide that Dr. Evans enter into a consulting agreement with Guardion for a term and under conditions to be determined, which shall contain appropriate non-compete and non-solicitation provisions to be mutually agreed upon between the Parties.

5.       Due Diligence. The Parties will cooperate in good faith to conduct due diligence subsequent to the signing of this LOI. VectorVision shall direct its staff to provide all documents requested in complete form and fully answer questions from Guardion to conduct, to its reasonable satisfaction, commercial, scientific, intellectual property, technical, legal, financial, tax and other business due diligence reviews of the business, technology, assets and liabilities of VectorVision.

15150 Avenue of Science, Suite 200, San Diego, CA 92128

Phone 858.605.9055   Fax 858.630.5543

www.guardionhealth.com

6.       Conditions Precedent. The Acquisition shall be subject to the following conditions precedent in addition to normal closing conditions, before or at the Closing (as defined below):

a.	Due diligence is completed and both Parties are satisfied with the results;
b.	Final transaction documents to memorialize the Acquisition are prepared in form and substance acceptable to both Parties and fully executed by the Closing;
c.	Approval by the boards of directors of both companies is provided;
d.	Approval by the shareholders of each Party, if required;
e.	An audit is completed by a PCAOB qualified audit firm designated by Guardion of the financial statements of VectorVision for the previous two (2) applicable fiscal years, and a review of any required interim financial statements, in conformity with U.S. Generally Accepted Accounting Principles and the rules and regulations of the U.S. Securities and Exchange Commission;
f.	Any documents or contracts of either Party that may need to be amended or assigned to accommodate or comply with the Acquisition have been amended, assigned or terminated;
g.	No material adverse event has occurred to either Party and not cured to the other Party’s satisfaction prior to Closing;
h.	David Evans shall demonstrate in writing to the satisfaction of Guardion that at closing he has the ability to control the vote of 100% of the equity of VectorVision; and
i.	Any additional conditions agreed upon in the Transaction Documents are either satisfied or waived in writing.

7.       Closing/Transaction Documents. The Parties shall negotiate and prepare transaction documents (the “Transaction Documents”) to memorialize the Acquisition to be completed and executed in their final form (the “Closing”).

8.       Good Faith. The Parties shall act in good faith to carry out the Acquisition, shall not interfere with the business of the other Party, shall not neglect or materially alter their respective current businesses, and shall cooperate fully and completely to carry out the intent of the Acquisition.

 9.       Expenses. Each Party shall bear its own costs and expenses, including the costs of its legal and financial advisers, incurred by it in relation to the Acquisition, including the preparation and negotiation of the Transaction Documents, except that Guardion shall be responsible for the audit and review costs described in section 6(e).

10.       Confidentiality. Subject to the exclusions and limitations set forth below, all information exchanged between the Parties under this LOI is confidential. Neither Party shall disclose to any third party (other than affiliates, subsidiaries, successors, assigns, consultants or advisors, and only to the extent they "need to know" in order to carry out the intent and purpose of this LOI) any of the other Party's confidential information unless required by law, government agency, court order, civil investigative demands, or needed by a Party to assert claims under this LOI or defend against claims made against the Party of such disclosure after the disclosure. Notwithstanding, either Party may disclose any such information that: (i) becomes generally available to the public, provided it is not the result of disclosure in violation of this LOI; (ii) was in the possession of the recipient at the time of disclosure to the recipient; (iii) was lawfully received by a recipient from a third party without any breach of a duty of confidentiality by a Party to this LOI; or (iv) was developed independently by a recipient without reference to the confidential information under this LOI and not at the direction of a Party to this LOI. The Parties further acknowledge that Guardion is a public reporting company and may be required to disclose certain information regarding this LOI and the proposed Acquisition under applicable rules and regulations of the Securities and Exchange Commission.

11.       Governing Law. The laws of the State of California shall govern this LOI. For purposes of jurisdiction and venue, any matter arising under this LOI shall be heard solely in the state and federal courts of San Diego County, California.

12.       General. This LOI sets forth the entire agreement of the Parties and supersedes all prior agreements, both oral and written, related thereto. If any provision of this LOI is held by a court of competent jurisdiction to be unenforceable, then such provision shall be disregarded and the remaining provisions of this LOI shall remain in full force and effect. This LOI may not be assigned or modified without the written consent of both Parties. If the Parties enter into a definitive agreement as contemplated in this LOI, then such agreement shall fully replace this LOI.

13.       Counterparts/No Obligation. This LOI may be executed electronically, by facsimile and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall not be deemed to create any partnership, joint venture, license or other similar arrangement between the Parties hereto, nor shall it be deemed to create any obligation on the part of either Party to initiate or to continue any discussion, relationship or arrangement with the other Party.

14.       Termination/Expiration. Either Party may terminate this LOI at any time by providing written notice to the other Party without incurring liability or cost to the other Party. If not earlier terminated, this LOI will automatically terminate on June 30, 2017 if a Closing has not occurred.

15.       Survival. The following sections shall survive the termination of this LOI if the contemplated transaction is not completed: (2) Nonbinding, (8) Good Faith, (9) Expenses, (10) Confidentiality, (11) Governing Law.

IN WITNESS WHEROF, the authorized representatives of each of the Parties have read the foregoing LOI and agree and accept such terms as of the Effective Date.

VectorVision, Inc.	Guardion Health Sciences, Inc.

/s/ David Evans	/s/ Michael Favish
David Evans	Michael Favish
Title: Chief Executive Officer	Title: Chief Executive Officer
Date: March 1, 2017	Date: March 1, 2017

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